                                                                   Exhibit 23.1

                                      [LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 (File Nos. 33-99736/33-99736-01 and 333-3526/333-3526-01), of our
report dated January 27, 1997, except for Note 14, which is dated February 28, 1997, on our audits of the consolidated financial statements and financial statement schedules of Tanger Factory Outlet Centers, Inc. included in the Annual Report on Form 10-K. We also consent to the inclusion in this registration statement on Form S-3 (File Nos. 33-99736/33-99736-01 and 333-3526/333-3526-01) of our report dated January 27, 1997, except for Note 14, which is dated February 28, 1997, on our audits of the financial statements of Tanger Properties Limited Partnership, a subsidiary of Tanger Factory Outlet Center, Inc. We also consent to the reference to our Firm under the caption "Experts".



/s/ Coopers & Lybrand L.L.P.
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Coopers & Lybrand L.L.P.



Greensboro, North Carolina
October 21, 1997